EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned director and officers of The Money Tree Inc., do hereby name, constitute and appoint Bradley Bellville and Steven Morrison, and each of them, our agent and attorney-in-fact, with full power of substitution and resubstitution, for each of us and in our respective behalves as director and/or as officers of the Money Tree Inc., to sign and execute any and all amendments or supplements to this Post-Effective Amendment No. 4 to Form S-1, relating to the registration with the Securities and Exchange Commission of up to $75,000,000 in aggregate principal amount of Series A Variable Rate Subordinated Debentures of The Money Tree Inc. to be issued in a public offering and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

Executed this 23rd day of January, 2008.

/s/ W. Derek Martin
W. Derek Martin
Sole Director

/s/ Bradley Bellville
Bradley Bellville
President

/s/ Steven Morrison
Steven Morrison
Chief Financial Officer